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Rise Gold Announces Final Closing of C$2.5 Million Financing

November 6, 2018 – Vancouver, British Columbia – Rise Gold Corp. (CSE: RISE, OTCQB: RYES) (the “Company”) announces that it has closed the second and final tranche of the non-brokered private placement announced in its October 16, 2018 news release (the “Private Placement”).

In the final tranche closing, the Company raised a total of $750,000 through the sale of 7,500,000 units (each a “Unit”) at $0.10 per Unit where each Unit consists of one share of common stock (a “Share”) and one half of one share purchase warrant (a “Warrant”). Each whole Warrant entitles the holder to acquire one Share at an exercise price of $0.13 until November 5, 2020.  All 7,500,000 Units issued in the final tranche were acquired by Southern Arc Minerals Inc. (“Southern Arc”).  All securities issued pursuant to the Private Placement will be subject to statutory hold periods in accordance with applicable United States and Canadian securities laws.  The Company will use the proceeds from the Private Placement for the advancement of its Idaho-Maryland Gold Project and for general working capital.

Yamana Gold Inc. (TSX: YRI; NYSE: AUY) (“Yamana”) recently completed a strategic initial investment of C$1.75 million in the Company through the purchase of 17,500,000 Units through a wholly-owned subsidiary, Meridian Jerritt Canyon Corp., in the closing of the first tranche of the financing.  Yamana is a Canadian-based gold producer with significant gold production, gold development stage properties, exploration properties, and land positions throughout the Americas including Canada, Brazil, Chile and Argentina.

Southern Arc is an insider of the Company by virtue of its shareholdings, and as a result, its participation in the Private Placement constitutes a “related party transaction” under Multilateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions (“MI 61-101”).  The related party transaction is exempt from the formal valuation requirements of Section 5.4 of MI 61-101 pursuant to subsection 5.5(a) of MI 61-101, and exempt from the minority approval requirements of Section 5.6 of MI 61-101 pursuant to subsection 5.7(1)(a) of MI 61-101.  The Company will file a material change report.  A material change report was not filed more than 21 days prior to closing as contemplated by the related party transaction requirements under MI 61-101 as the insider participation was only recently confirmed.

The securities offered have not been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any state securities laws and may not be offered or sold absent registration or compliance with an applicable exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws.

About Rise Gold Corp.

Rise Gold is an exploration-stage mining company. The Company’s principal asset is the historic past-producing Idaho-Maryland Gold Mine located in Nevada County, California, USA. The Idaho-Maryland Gold Mine is a past producing gold mine with total past production of 2,414,000 oz of gold at an average mill head grade of 17 gpt gold from 1866-1955. Historic production at the Idaho-Maryland Mine is disclosed in the Technical Report on the Idaho-Maryland Project dated June 1st, 2017 and available on www.sedar.com. Rise Gold is incorporated in Nevada, USA and maintains its head office in Vancouver, British Columbia, Canada.

On behalf of the Board of Directors:

Benjamin Mossman

President, CEO and Director

Rise Gold Corp.

For further information, please contact:

RISE GOLD CORP.

Suite 650, 669 Howe Street

Vancouver, BC V6C 0B4

T: 604.260.4577

info@risegoldcorp.com

www.risegoldcorp.com

The CSE has not reviewed, approved or disapproved the contents of this news release.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of applicable securities laws. Forward-looking statements are frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate” and other similar words or statements that certain events or conditions “may” or “will” occur.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Such forward-looking statements are subject to risks, uncertainties and assumptions related to certain factors including, without limitation, obtaining all necessary approvals, meeting expenditure and financing requirements, compliance with environmental regulations, title matters, operating hazards, metal prices, political and economic factors, competitive factors, general economic conditions, relationships with vendors and strategic partners, governmental regulation and supervision, seasonality, technological change, industry practices, and one-time events that may cause actual results, performance or developments to differ materially from those contained in the forward-looking statements.  Accordingly, readers should not place undue reliance on forward-looking statements and information contained in this release. Rise undertakes no obligation to update forward-looking statements or information except as required by law.